UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

/X/           Preliminary Information Statement

/  /           Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

/  /           Definitive Information Statement

BIOSTEM, INC.
(Name of Registrant As Specified In Its Charter)

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BIOSTEM, INC.
200 Hannover Park Road, Suite 120
Atlanta, GA 30350

Notice of Special Meeting of Stockholders
To be held on ________, 2007

To the stockholders of BioStem, Inc. (the "Company"):

Notice is hereby given of a special meeting of stockholders of BioStem, Inc. to be held on __________, 2007, at ______ A.M. P.S.T. at ______________________________, for the following purposes:

1.
To authorize the Board of Directors to file a Certificate of Amendment to the Company’s Articles of Incorporation to affect a name change to a name to be determined later by the Directors in their sole determination, without further approval by the stockholders, upon a determination by our Board of Directors in their sole determination that such name change is in the best interests of the Company and the stockholders (the “Name Change”); and

2.	To authorize the Board of Directors to file a Certificate of Amendment to the Company’s Articles of Incorporation to:

a)
affect a reverse stock split of our outstanding common stock in a ratio of between 1:5 and 1:100, to be determined later by the Directors in their sole determination, without further approval by the stockholders, upon a determination by our Board of Directors in their sole determination that such reverse split is in the best interests of the Company and the stockholders (the “Reverse Split”); and

b)	re-authorize 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share following the Reverse Split.

Common stockholders of record on the close of business on __________, 2007 are entitled to notice of the meeting, and are cordially invited to attend the meeting; however the majority shareholder does not need your vote to effect the changes above.

By Order of the Board of Directors,

/s/Marc Ebersole
Marc Ebersole
Director
___________________, 2007

BIOSTEM, INC.
200 Hannover Park Road, Suite 120
Atlanta, Georgia 30350

INFORMATION STATEMENT

____________, 2007

This Information Statement is furnished by the Board of Directors of BioStem, Inc. (the "Company") to provide notice of a special meeting of stockholders of the Company which will be held on _________, 2007, at ____ A.M. P.S.T. at __________________ (the “Meeting”).

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on _____________, 2007 (the "Record Date"). This Information Statement will be first mailed on or about ___________, 2007 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding ____________shares of the Company's common stock. The holders of all outstanding shares of common stock are entitled to one (1) vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

The presence at the special meeting of the holders of a majority of the outstanding shares of common stock entitled to vote at the special meeting is necessary to constitute a quorum. The Board of Directors is not aware of any matters that are expected to come before the special meeting other than the matters referred to in this Information Statement.

The matters scheduled to come before the special meeting requires the approval of a majority of the votes cast at the special meeting. Mr. Marc Ebersole, the Company’s Chief Executive Officer (the "Majority Shareholder") beneficially owns 122,000,000 shares or ____% of our common stock and will therefore be able to approve the matters presented in this Information Statement. The Company is not soliciting your vote as the Majority Shareholder already has the vote in hand.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

AUTHORIZATION OF THE BOARD OF DIRECTORS TO FILE AN AMENDMENT TO OUR ARTICLES OF INCORPORATION TO APPROVE A NAME CHANGE IN THEIR SOLE DETERMINATION

WHAT IS THE MAJORITY SHAREHOLDER APPROVING?

Our Majority Shareholder will authorize the Board of Directors to file an amendment to our Articles of Incorporation to affect a name change to a name to be determined by the Board of Directors in their sole determination (the “Name Change”), if such Name Change is determined by the Board of Directors to be in our best interest, in the sole determination of the Board of Directors, at any time in the future, prior to the end of our December 31, 2008 fiscal year (the “Deadline”).  The text of the proposed amendment to our Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Nevada Secretary of State or as our Board of Directors deems necessary and advisable to affect the Name Change; however a draft of the amendment to be filed to affect the Name Change is attached hereto as Appendix A.

Our Board of Directors reserves the right, even after approval by our Majority Shareholders, to forego or postpone the filing of the amendment to our Certificate of Incorporation to affect the Name Change if it determines such action is not in our best interests or the best interests of our stockholders. If the Name Change is not implemented by our Board of Directors and effected by the Deadline, this Proposal 1 will be deemed abandoned, without any further effect. In this case, our Board of Directors will again seek stockholder approval at a future date for a Name Change if it deems a name Change to be advisable at that time.

WHAT IS THE PURPOSE OF THE AMENDMENT?

Through changing the Company's name, the Company's management hopes to make the Company look more attractive for a potential merger or acquisition partner. While the Company's management hopes to merge with or be acquired by a company in the future, the Company has not entered into any preliminary or definitive agreements with any companies in connection with mergers or acquisitions other than the Merger Agreement with Cyobanks International, Inc. (“Cryobanks”) entered into on November 22, 2005, which Merger Agreement expired on June 30, 2007, due to Cryobanks’ failure to close a private placement of $10,000,000 of its securities prior to such merger deadline, and which merger the Company does not believe will take place in the future.

FINANCIAL AND OTHER INFORMATION

None.

WHAT VOTE IS REQUIRED FOR APPROVAL?

Nevada General Corporation Law requires a vote of a majority of our outstanding shares of common stock to affect an amendment to our Articles of Incorporation. The Majority Shareholder will authorize the Board of Directors to affect a Name Change at any time in the future, prior to the Deadline, in its sole discretion without further shareholder approval relating to either the timing of the Name Change and/or the resulting name the Company’s name will change to.  As the Majority Shareholder can vote a majority of the Company’s outstanding shares, no further shareholder approval is sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AUTHORIZATION OF THE BOARD OF DIRECTORS TO AFFECT A NAME CHANGE IN THE FUTURE IN ITS SOLE DETERMINATION WITHOUT FURTHER SHAREHOLDER APPROVAL.

PROPOSAL 2

TO AUTHORIZE OUR BOARD OF DIRECTORS TO AMEND OUR ARTICLES OF INCORPORATION TO (A) AFFECT A REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK IN A RATIO BETWEEN 1:5 AND 1:100, IN THEIR SOLE DETERMINATION, WITHOUT FURTHER APPROVAL OF OUR STOCKHOLDERS AND (B) TO RE-AUTHORIZE 300,000,000 SHARES OF COMMON STOCK, $0.001 PAR VALUE PER SHARE, AND 10,000,000 SHARES OF PREFERRED STOCK, $0.001 PAR VALUE PER SHARE.

WHAT IS THE MAJORITY SHAREHOLDER APPROVING?

Our Majority Shareholder will authorize our Board of Directors to file an amendment to our Articles of Incorporation to affect a proposed reverse stock split of our issued and outstanding common stock in a ratio between 1:5 and 1:100 (the “Ratio”) at any time after our Meeting (the "Reverse Stock Split") and prior to the end of our December 31, 2008 fiscal year (the “Deadline”). Once approved by our Majority Shareholder, the Board of Directors will be able to affect the Reverse Stock Split without shareholder approval in the event that it determines such Reverse Stock Split would be in our best interests and the best interests of the shareholders in its sole determination in a Ratio to be determined by the Board of Directors in its sole determination.

Our Board of Directors believes that, because it is not possible to predict market conditions at the time the Reverse Stock Split is to be affected, it would be in the best interests of the stockholders if the board were able to determine, within specified limits approved in advance by our stockholders, as proved herein, the appropriate Reverse Stock Split Ratio. The proposed Reverse Stock Split would combine a whole number of outstanding shares (from between five (5) and one hundred (100))  of our common stock into one (1) share of common stock, thus reducing the number of outstanding shares without any corresponding change in our par value or market capitalization. As a result, the number of shares of our common stock owned by each stockholder would be reduced in the same proportion as the reduction in the total number of shares outstanding, so that the percentage of the outstanding shares owned by each stockholder would remain unchanged.

After approval by our Majority Shareholder, our Board of Directors, without further approval, will subsequently have the authority, in its sole discretion, to determine whether or not to proceed with a reverse split of our issued and outstanding common stock in a Ratio between 1:5 and 1:100 at any time before the Deadline. If the Board of Directors determines, based on factors such as prevailing market and other relevant conditions and circumstances and the trading prices of our common stock at that time, that the Reverse Stock Split is in our best interests and in the best interests of our stockholders, it will, in its sole discretion, select the Reverse Stock Split in a Ratio between 1:5 and 1:100. Following such determination, our Board of Directors will effect the Reverse Stock Split by directing management to file a Certificate of Amendment to our Articles of Incorporation with the Nevada Secretary of State at such time as the Board of Directors has determined is appropriate to effect the Reverse Stock Split. The Reverse Stock Split will become effective at the time specified in the amendment to our Certificate of Incorporation after its filing with the Nevada Secretary of State, which we refer to as the "Effective Time".

Additionally, the Majority Shareholder will authorize the Board of Directors to re-authorize 300,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share in the same Certificate of Amendment to the Articles of Incorporation as the Reverse Stock Split, following such Reverse Split (the “Re-Authorization”).

The text of the proposed amendment to our Certificate of Incorporation is subject to modification to include such changes as may be required by the office of the Nevada Secretary of State or as our Board of Directors deems necessary and advisable to affect the Reverse Stock Split and Re-Authorization; however a draft of the amendment to be filed to affect the Reverse Stock Split and Re-Authorization is attached hereto as Appendix B.

Our Board of Directors reserves the right, even after approval by our Majority Shareholders, to forego or postpone the filing of the amendment to our Certificate of Incorporation to affect the Reverse Stock Spit and the Re-Authorization if it determines such action is not in our best interests or the best interests of our stockholders. If the Reverse Stock Split is not implemented by our Board of Directors and effected by the Deadline, this Proposal 2 will be deemed abandoned, without any further effect. In this case, our Board of Directors will again seek stockholder approval at a future date for a Reverse Stock Split if it deems a Reverse Stock Split to be advisable at that time.

Furthermore, the Company reserves the right to combine the Reverse Stock Split, Re-Authorization and Name Change (to be authorized pursuant to Proposal 1 above, into one (1) amendment).

HOW WILL A REVERSE STOCK SPLIT AFFECT MY RIGHTS?

The completion of the Reverse Stock Split will not affect any stockholder's proportionate equity interest in our Company, except for the effect of rounding up fractional shares to a whole share. For example, a stockholder who owns a number of shares that prior to the Reverse Stock Split represented one percent of the outstanding shares of the Company would continue to own one percent of our outstanding shares after the Reverse Stock Split. However, the Reverse Stock Split will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the Reverse Stock Split. Also, because the Reverse Stock Split will result in fewer shares of our common stock outstanding, the per share income/(loss), per share book value and other "per share" calculations in our quarterly and annual financial statements will be increased.

Potential Disadvantages of the Reverse Stock Split

Reduced Market Capitalization. While we expect that the reduction in our outstanding shares of common stock will increase the market price of our common stock, we cannot assure you that the Reverse Stock Split will increase the market price of our common stock by a factor equal to the Reverse Stock Split itself (from between 5 and 100, depending on what ratio our Board of Directors believes is in our best interests), or that such Reverse Stock Split, will result in any permanent increase in the market price of our common stock, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price of our common stock decline after the Reverse Stock Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Stock Split. In some cases the stock price of companies that have affected Reverse Stock Splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our common stock immediately after the effective date of the Reverse Stock Split will be maintained for any period of time or that the ratio of post- and pre-split shares will remain the same after the Reverse Stock Split is effected, or that the Reverse Stock Split will not have an adverse effect on our stock price due to the reduced number of shares outstanding thereafter. A Reverse Stock Split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Stock Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Stock Split is implemented. This will increase the number of stockholders who hold less than a "round lot," or 100 shares. Typically, the transaction costs to stockholders selling "odd lots" are higher on a per share basis. Consequently, the Reverse Stock Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their shares.

Liquidity. Although our Board of Directors believes that the decrease in the number of shares of our common stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Authorized Shares; Future Financings. Upon effectiveness of the Reverse Stock Split and Re-Authorization, the number of authorized shares of common stock that are not issued or outstanding would increase. As a result, we will have an increased number of authorized but unissued shares of common stock which we may issue in financings or otherwise. If we issue additional shares, the ownership interests of our current stockholders may be diluted.

No Fractional Shares. In the event a stockholder would have received a fractional share of common stock following the Reverse Stock Split, the Company will round up fractional shares to the nearest whole share. For example, a stockholder with 99 shares would receive 1 share of our common stock following a 1:100 Reverse Stock Split.

Effect of Reverse Stock Split on Convertible Debentures and Warrants.

On January 13, 2005, the Company, acquired 100% of the issued and outstanding shares of ABS Holding Company, Inc., a Nevada corporation ("ABS") and BH Holding Company, Inc., a Nevada corporation ("BH") in exchange for 161,400,000 restricted shares (the "Shares") of the Company's common stock, an aggregate of $86,750 in Junior Convertible Debentures ("Junior Debentures"), and the assumption of $335,000 of ABS's and BH's obligations under a Senior Secured Convertible Debenture (the "Senior Debenture") (collectively, the "Exchange") , in connection with a Stock Exchange Agreement, entered into between the Company, ABS, BH, The Morpheus Trust ("Morpheus"), Livingston Investments, Ltd. ("Livingston"), Burton Partners, LLC ("Burton"), Picasso, LLC ("Picasso"), and The Gateway Real Estate Investment Trust ("Gateway") (the "Exchange Agreement").

In connection with the Exchange Agreement, the Company also entered into a Security Agreement providing that the Senior Debenture shall be secured by all of the assets of the Company ("Security Agreement"). Pursuant to the Exchange, the Company's Chief Executive Officer, Marc Ebersole, who was the sole shareholder of the common stock of both ABS and BH prior to the Exchange, received 130,400,000 restricted shares of the Company's common stock in exchange for his shares of common stock of ABS and BH. Mr. Ebersole subsequently transferred 4,400,000 of those restricted shares to two individuals, and 4,000,000 restricted shares to his niece, Christine Ebersole, who is also an employee of the Company. Additionally, Morpheus, Livingston, Burton, Picasso and Gateway (the "Preferred Stock Sellers") each exchanged their right to receive 1,000 preferred shares of ABS and 1,000 preferred shares of BH to the Company, for 6,200,000 restricted shares of the Company's common stock and a $17,350 Junior Debenture, for an aggregate of 31,000,000 shares and $86,750 in Junior Debentures.

JUNIOR DEBENTURES

Each Preferred Stock Seller received a Junior Debenture in the amount of $17,350, for a total of $86,750. The Junior Debentures do not bear interest and are payable on January 31, 2010. Additionally, the Junior Debentures are convertible at the request of the holder, at the lesser of (i) 30% of the average of the three lowest closing prices in the twenty (20) trading days immediately preceding the date of conversion or (ii) $0.00025. Each Junior Debenture has a provision limiting the Junior Debenture holder to not beneficially own more than 4.99% of the Company's outstanding common stock. However, in the event of an "event of default" under the Junior Debentures, the conversion price will be 50% of the conversion price then in effect, and if an event of default continues for Sixty (60) days, the 4.9% ownership limit will not apply.

The main "events of default" under the Junior Debentures include: if the Company does not make the payment of the principal of the Junior Debenture when it becomes due, the Company does not issue the proper amount of shares, within seven business days of the Company's receipt of a valid notice of conversion, the Company defaults under any indebtedness or obligation where the amount is equal to at least $100,000, the Company's common stock is delisted from any securities exchange, or if the Company commences a voluntary petition under bankruptcy law. If an event of default occurs under the Junior Debenture, the Preferred Stock Seller may declare the remaining principal amount of the Junior Debenture immediately due and payable.

Pursuant to each Junior Debenture, the Preferred Stock Sellers can currently each convert their $17,350 Junior Debenture into 69,400,000 shares of the Company's common stock (347,000,000 in total), based on a conversion price of $0.00025, provided however, that under each Junior Debenture, no Preferred Stock Seller may hold more than 4.99% of the Company's outstanding common stock at one time. The total original amount of the Junior Debentures remains outstanding as of the filing of this report as none of the Junior Debenture holders have converted any of their Junior Debentures and no amount of the Junior Debentures has been repaid by us to date.

As a result of the Reverse Stock Split, the conversion price of the Junior Debentures will increase to between $0.00125 and $0.025, depending on the exact Ratio of the Reverse Stock Split affected by our Board of Directors. Assuming a conversion ratio of $0.00125, the Junior Debentures would convert into an aggregate of 69,400,000 shares of our common stock and assuming a conversion ration of $0.025, the Junior Debentures will convert into 3,470,000 shares of our common stock.

SENIOR DEBENTURE

In connection with the Exchange, the Company assumed ABS's and BH's obligations under a $1,000,000 Senior Secured Convertible Debenture, entered into between ABS, BH and Hyde Investments, Ltd. ("Hyde") as of October 15, 2004. As of June 30, 2007, $633,500 had been advanced by Hyde pursuant to the Senior Debenture, which outstanding balance totals $648,500 as August 15, 2007. The Company is obligated to pay interest on the outstanding amount of the Senior Debenture at the rate of Ten Percent (10%) per year, payable on the first day of each month, until the principal amount is paid in full or the total amount owed is converted. The maturity date of the Senior Debenture was October 15, 2005; however, the due date of the Senior Debenture was extended by Hyde and the Company, pursuant to an "Agreement To Extend Senior Secured Convertible Debenture," (the "Extension") entered into on October 1, 2005, to June 30, 2006, which date has further been extended verbally by Hyde to December 31, 2007.

The Company does not currently have cash on hand to repay the Senior Debenture. The Senior Debenture is personally guaranteed by the Company's Chief Executive Officer, Marc Ebersole.

The conversion rate of the Senior Debenture is the lower of (i) 30% of the average of the three lowest closing prices in the twenty (20) trading days immediately preceding the date of conversion or (ii) $0.025. An event of default under the Senior Debenture occurs if, the Company does not make payment of the principal of the Senior Debenture when due and payable at maturity, the Company does not make a payment other than the total owed at maturity within five (5) days of the due date, the Company defaults under any indebtedness or obligation where the amount is equal to at least $100,000, or if the Company commences a voluntary petition under bankruptcy law, among others. Upon an event of default under the Senior Debenture, Hyde may declare the remaining amount of the principal, together with all accrued interest to be due and payable. None of the Senior Debentures have been converted into shares.

As a result of the Reverse Stock Split, the conversion price of the Senior Debenture will increase to between $0.125 and $2.50, depending on the exact Ratio of the Reverse Stock Split affected by our Board of Directors. Assuming a conversion ratio of $0.125, the outstanding principal amount of the Senior Debenture would convert into an aggregate of 5,188,000 shares of our common stock and assuming a conversion ration of $0.025, the principal outstanding amount of the Senior Debenture will convert into 259,400 shares of our common stock assuming the balance as of August 15, 2007 does not change.

Consulting Agreements

On January 5, 2005, the Company entered into a Consulting Agreement with London Finance Group, Ltd., a California corporation ("London"), which Consulting Agreement was amended on November 23, 2005. Under the Consulting Agreement, London agreed to provide the Company management consulting services and to assist the Company in its operations, strategy and in its negotiations with vendors, negotiating and structuring business sales and/or acquisitions, assisting the Company with customers and strategic partners and the implementation of the Company's business plan (the "Consulting Agreement"). The term of the Consulting Agreement will be until January 31, 2009, and after that date, either London or the Company may terminate the Consulting Agreement upon at least 90 days written notice. Pursuant to the Consulting Agreement, we agreed to pay London a non-refundable retainer in the amount of Five Thousand dollars ($5,000) a month between the date of the original Consulting Agreement and the amendment, effective as of November 23, 2005, at which time pursuant to the amendment, we agreed to pay London twenty thousand dollars ($20,000) per month, which amounts have not been paid to London, but which have been accrued as of the date of this filing.

Under the Consulting Agreement, the Company, with London's consent, may choose to issue London its Consulting Fee in restricted common stock or freely tradable registered common stock. Restricted common stock shall be issued to London in consideration for the Consulting fee at a rate equal to the lesser of (i) Fifty percent (50%) of the market price of the Company's common stock on the day prior to the closing date of the Transaction, or (ii) $0.10 per share. Registered common stock, without restrictive legend shall be issued to London in consideration for the Consulting Fee at a rate equal to seventy percent (70%) of the market price of the Company's common stock on the day prior to the closing of the Transaction.

Additionally, under the Consulting Agreement, the Company agreed to provide London piggy back registration rights in the event the Company shall file a registration statement with the Securities and Exchange Commission.

In connection with the Consulting Agreement, the Company and London entered into a Warrant Agreement for 4,000,000 Warrants to purchase shares of the Company's common stock ("Warrant Agreement"), which was later amended to provide for 1,500,000 Warrants to purchase shares of the Company's common stock pursuant to the amendment to the Consulting Agreement. The Warrants granted to London vested immediately on January 5, 2005, and shall remain valid until January 5, 2009. Under the Warrant Agreement, London shall only be entitled to exercise its Warrants if after exercised, London will beneficially own shares representing no more than 4.99% of the Company's outstanding common stock, unless waived by the Company in writing. The Warrants are exercisable at a price of $1.00 per share.

Additionally, London has cashless exercise rights pursuant to the Warrants, whereby it can exercise its rights under the Warrant Agreement by accepting less shares and without paying any cash to the Company. Additionally, the Company provided London piggyback registration rights in connection with the Warrants, which means if the Company decides to file a registration statement for its securities in the future, London can provide notice to the Company and have any shares which it was issued pursuant to the Warrants included in any registration statement.

As a result of the Reverse Stock Split, the exercise price of the Warrants will increase to between $0.50 and $10.00, depending on the exact Ratio of the Reverse Stock Split affected by our Board of Directors. Assuming a Ratio of 1:5 the Warrants would be exercisable for 300,000 shares of common stock (not taking into affect a cashless exercise) at an exercise price of $0.50 per share, and assuming a Ratio of 1:100, the Warrants would be exercisable for 15,000 shares (not taking into affect a cashless exercise) at an exercise price of $10.00 per share.

On November 11, 2005, the Company entered into a consulting agreement with Vijay Alimchandani, dba Financial Systems International ("FSI" and the "FSI Consulting Agreement"). Pursuant to the FSI Consulting Agreement, FSI agreed to provide financial and management advice and consulting to the Company in connection with its desire to acquire a company in the stem cell business and to secure valuable management consulting to assist the Company in its operations, strategy and in its negotiations with vendors, customers and strategic partners ("Consulting Services"). The term of the FSI Consulting Agreement ended on June 30, 2006 ("Consulting Term"). The Company agreed to issue FSI 1,500,000 shares of the Company's restricted common stock and to issue FSI a warrant to purchase 500,000 shares of the Company's common stock at an exercise price of $1.00 per share in connection with the FSI Consulting Agreement. The Company issued FSI 1,500,000 restricted shares of common stock and granted FSI warrants to purchase up to 500,000 shares of the Company's common stock on November 11, 2005, pursuant to the FSI Consulting Agreement.

The warrant agreement with FSI (the "FSI Warrant Agreement" and "FSI Warrants"), gives FSI the right to purchase up to 500,000 shares of the Company's common stock at an exercise price of $1.00 per share. The FSI Warrants may be exercised at any time before November 11, 2010, to the extent that after such exercise of all or part of the FSI Warrant that FSI does not hold more than 4.99% of the Company's then outstanding common stock. The FSI Warrant vested immediately after the FSI Warrant was issued. The exercise price of the FSI Warrant shall be adjusted in the event that the Company affects a forward or reverse stock split.

As a result of the Reverse Stock Split, the exercise price of the FSI Warrants will increase to between $5.00 and $100.00, depending on the exact Ratio of the Reverse Stock Split affected by our Board of Directors. Assuming a Ratio of 1:5 the Warrants would be exercisable for 100,000 shares of common stock at an exercise price of $5.00 per share, and assuming a Ratio of 1:100, the Warrants would be exercisable for 5,000 shares at an exercise price of $100.00 per share.

No Appraisal Rights. Under the Nevada Revised Statutes and our Articles of Incorporation and amended bylaws, you are not entitled to appraisal rights with respect to the Reverse Stock Split.

HOW WILL I EXCHANGE MY STOCK CERTIFICATES OR RECEIVE PAYMENT FOR FRACTIONAL SHARES?

Promptly after the Effective Time, you will be notified that the Reverse Stock Split has been effected. Our stock transfer agent, Holladay Stock Transfer, Inc., whom we refer to as the "Exchange Agent", will implement the exchange of stock certificates representing outstanding shares of common stock. You will be asked to surrender to the Exchange Agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we will send to you. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the Exchange Agent. We will round fractional shares up to the nearest whole share.

PLEASE DO NOT DESTROY ANY STOCK CERTIFICATE OR
SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT?

The federal income tax consequences of the Reverse Stock Split to our stockholders and to us are based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices of the United States Internal Revenue Service (the "Service"). Changes to the laws could alter the tax consequences, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Service regarding the federal income tax consequences of the proposed Reverse Stock Split.

WE URGE STOCKHOLDERS TO CONSULT THEIR OWN TAX ADVISORS
TO DETERMINE THE PARTICULAR CONSEQUENCES TO THEM.

We will not recognize any gain or loss as a result of the Reverse Stock Split.

WHAT VOTE IS REQUIRED FOR APPROVAL?

Our Majority Shareholder will approve the authorization of the Board of Directors to file a Certificate of Amendment to our Articles of Incorporation at any time prior to the Deadline, it its sole determination, without further shareholder approval to affect the Reverse Stock Split, in a Ratio to be determined by the Board of Directors, from between 1:5 and 1:100 in its sole determination, without further shareholder approval and to affect the Re-Authorization.  Therefore, no further shareholder approval is required or sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE AUTHORIZATION FOR THE BOARD OF DIRECTORS TO AFFECT THE REVERSE STOCK SPLIT AND THE RE-AUTHORIZATION AT A TIME PRIOR TO THE DEADLINE IN ITS SOLE DETERMINATION, WITHOUT FURTHER SHAREHOLDER APPROVAL.

 INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this information statement.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested the Company to include any proposals in this information statement.

COMPANY CONTACT INFORMATION

All inquires regarding our Company should be addressed to our Company's principal executive office:

BIOSTEM, INC.
200 Hannover Park Road, Suite 120
Atlanta, GA 30350
Attention: Marc Ebersole, President

                                                                                                                 SIGNATURE

/s/Marc Ebersole
Marc Ebersole
Chief Executive Officer

Dated _____________, 2007

APPENDIX A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

    Certificate of Amendment
        (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                                          ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BIOSTEM, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 1. Name of Corporation has been amended as follows: "Article 1. Name of Corporation:
              [To be determined by the Board of Directors]"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: ___________________________________

4.  Effective date of filing (optional): _________________________________

5.Officer Signature (Required):                        X________________________________

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

APPENDIX B

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

    Certificate of Amendment
        (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT                                                                                                                          ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

BIOSTEM, INC.

2. The articles have been amended as follows (provide article numbers, if available):

Article 3. Capitalization is Amended as follows: "Article 3. Capitalization:

Following a 1:XXXX reverse stock split, the total number of shares of stock which this Corporation is authorized to issue is Three Hundred Ten Million (310,000,000), consisting of Three Hundred Million (300,000,000) shares of common stock, par value $.001 per share ("Common Stock"), and Ten Million (10,000,000) shares of preferred stock, par value $.001 per share ("Preferred Stock")."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: __________________________________

4.  Effective date of filing (optional): _____________________________

5.  Officer Signature (Required):         X_______________________________

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
Continued

“The board of directors of the Corporation is hereby granted the power to authorize by resolution, duly adopted from time to time, the issuance of any or all of the Preferred Stock in any number of classes or series within such classes and to set all terms of such preferred stock of any class or series, including, without limitation, its powers, preferences, rights, privileges, qualifications, restrictions and/or limitations. The powers, preference, rights, privileges, qualifications, restrictions and limitations of each class or series of the Preferred Stock, if any, may differ from those of any and all other classes or other series at any time outstanding. Any shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

The number of shares of the Corporation outstanding at the time of the adoption of the foregoing was ______________ and the number of shares entitled to vote thereon was the same. The number of shares consenting to the action was ______________ the shareholders consenting to the action represented a majority of the Corporation’s issued and outstanding shares.”